UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2024
Wag! Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street, Suite 360 San Francisco, California	94133
(Address of principal executive offices)	(Zip Code)
(707) 324-4219
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 24, 2024, Wag! Group Co. (the “Company”) received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for 30 consecutive business days from August 9, 2024 to September 23, 2024, the closing bid price for the Company’s common stock listed on the Nasdaq Global Market (the “Global Market”) was below $1.00 and no longer meets the minimum bid price requirement for continued listing on the Global Market under Nasdaq Listing Rule 5450(a)(1), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Staff also notified the Company that from August 8, 2024 to September 23, 2024 the Company’s Market Value of Listed Securities (“MVLS”) was below the $50,000,000 required for continued listing on the Global Market (the “MVLS Requirement”) under Nasdaq Listing Rule 5450(b)(2)(A).
The notification has no immediate effect on the listing of the Company’s common stock and does not result in the immediate delisting of the Company’s common stock from the Global Market. In accordance with Nasdaq Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company has a period of 180 calendar days or until March 24, 2025, to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement. If at any time before March 24, 2025, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days and the Company’s MVLS closes at $50,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement and the MVLS Requirement, respectively.
The notification letter also disclosed that in the event the Company does not regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement by March 24, 2025, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal any delisting determination. However, there can be no assurance that, if the Company receives a delisting determination and appeals the delisting determination, such appeal would be successful. Alternatively, the Company can consider applying for a transfer to the Nasdaq Capital Market (the “Capital Market”) which would require, among other things, meeting the continued listing requirements of the Capital Market.
The Company intends to monitor the closing bid price of its common stock and the Company’s MVLS and to consider options to resolve the non-compliance with the Minimum Bid Price Requirement and MVLS Requirement. There can be no assurance that the Company will regain or maintain compliance with the applicable continued listing standards set forth in the Nasdaq Listing Rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAG! GROUP CO.

By:	/s/ ALEC DAVIDIAN
Alec Davidian
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: September 27, 2024
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